Exhibit 5.1

July 27, 2022

Element Solutions Inc
500 East Broward Boulevard, Suite 1860
Fort Lauderdale, Florida 33394

Re: Element Solutions Inc Registration Statement on Form S-3

Ladies and Gentlemen:
We have acted as special counsel to Element Solutions Inc, a Delaware corporation (the “Company”), in connection with the filing on July 27, 2022, with the Securities and Exchange Commission (the “Commission”) of an automatic shelf registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering by the Company, pursuant to Rule 415 under the Securities Act, of: (i) shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company, (ii) one or more series of preferred stock, par value $0.01 per share (the “Preferred Stock”), of the Company, (iii) one or more series of debt securities of the Company, which may be either senior, senior subordinated or subordinated debt securities (the “Debt Securities”), and (v) units comprised of two or more of the foregoing (“Units”). The Common Stock, the Preferred Stock, the Debt Securities and the Units are hereinafter referred to, collectively, as the “Securities.”
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In connection with the preparation of the Registration Statement and this opinion letter, we have examined, considered and relied upon the following documents (collectively, the “Documents”):
(i)the Company’s certificate of incorporation as filed with the Secretary of State of the State of Delaware (the “Secretary of State”), as amended;
(ii)the Company’s amended and restated by-laws;
(iii)certain resolutions adopted by the board of directors of the Company (the “Board”) with respect to the Registration Statement;
(iv)the Registration Statement, including the prospectus contained therein, and exhibits thereto;
(v)the form of Indenture included as an exhibit to the Registration Statement (as such indenture may be supplemented from time to time (the “Indenture”)); and
(vi)such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below.
For purposes of this opinion, we have not reviewed any documents other than the Documents. We have assumed that there exists no provision in any document relating to the matters covered by this opinion that we have not reviewed that is inconsistent with the Documents or the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the Documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects. In rendering the opinions set forth below, we have assumed without investigation (i) the genuineness of all signatures on the Documents; (ii) the legal capacity under all applicable laws and regulations of all natural persons signing each of the Documents as or on behalf of the parties thereto; (iii) the authenticity of all Documents submitted to us as originals; (iv) the conformity to authentic original documents of all Documents submitted to us as copies; and (v) that the Documents, in the forms submitted to us for our review, have not been and will not be, altered or amended in any respect material to our opinion as set forth herein.
Greenberg Traurig, P.A. / Attorneys at Law                                www.gtlaw.com

Based upon and subject to the foregoing, and assuming that: (i) the Registration Statement and any post-effective amendments thereto will be effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) a definitive purchase, underwriting, or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange or exercise of any security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; we are of opinion that:
1. With respect to shares of Common Stock, when (A) the Board has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Common Stock and related matters and (B) the shares of Common Stock have been issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or authorized officers of the Company upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion, exchange or exercise of any other security, in accordance with the terms of such security or the instrument governing such security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid, and nonassessable.
2. With respect to shares of any series of Preferred Stock, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a certificate of designation with respect to the series with the Secretary of State as required under the General Corporation Law of the State of Delaware (the “DGCL”) and (B) the shares of the series of Preferred Stock have been issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion, exchange or exercise of any other security in accordance with the terms of the security or the instrument governing the security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be validly issued, fully paid and non-assessable.
3. With respect to Debt Securities to be issued under the Indenture, when (A) the trustee under the Indenture has duly executed and delivered the Indenture, (B) the Indenture has been duly authorized and validly executed and delivered by the Company to the trustee thereunder, (C) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (D) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof, and related matters and (E) such Debt Securities have been duly executed, authenticated, issued, and delivered in accordance with the provisions of the Indenture, and the applicable definitive purchase, underwriting, or similar agreement upon payment of the consideration therefor provided for therein, such Debt Securities (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion with respect to our opinion regarding any Securities into or for which such Debt Securities may be convertible, exchangeable or redeemable) will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).
4. With respect to Units, when (A) the Board has taken all necessary corporate action to approve the execution and delivery of a unit agreement and the specific terms of a particular issuance of the related Units in accordance with such unit agreement, (B) such unit agreement has been duly executed and delivered by the Company to the unit agent thereunder, and (C) such Units have been duly executed, issued and delivered against payment therefor in accordance with such unit agreement, applicable definitive purchase, underwriting, or similar agreement upon payment of the consideration therefor provided for therein, such Units (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion with respect to our opinion regarding the Securities underlying the Units) will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).
The opinions expressed above are limited to the laws of the State of New York and the DGCL and we have not considered and express no opinion on the effect of any laws or the laws of any other state or jurisdiction, including state and
Greenberg Traurig, P.A. / Attorneys at Law                                www.gtlaw.com

federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body.
In rendering the opinions expressed above, we have assumed that (i) any instruments or receipts evidencing the Securities and any agreement governing the Securities will be governed by New York law; and (ii) the offer, issuance, sale and delivery of the Securities will not violate any applicable law, conflict with any matter of public policy, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Yours very truly,
/s/ Greenberg Traurig, P.A.
GREENBERG TRAURIG, P.A.

Greenberg Traurig, P.A. / Attorneys at Law                                www.gtlaw.com